Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement of Sonoma Pharmaceuticals, Inc. on Form S-3 (File No. 333-221477), Form S-8 (File No. 333-228898), Form S-8 (File No. 333-219058), Form S-8 (File No. 333-214760), Form S-8 (File No. 333-205171), Form S-8 (File No. 333-171412), Form S-8 (File No. 333-182263), Form S-8 (File No. 333-195530), Form S-8 (File No. 333-194314) and Form S-8 (File No. 333-163988)  of our report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, dated July 2, 2020, with respect to our audits of the consolidated financial statements of Sonoma Pharmaceuticals, Inc. and Subsidiaries as of March 31, 2020 and 2019  and for the two years in the period ended March 31, 2020, which report is included in this Annual Report on Form 10-K of Sonoma Pharmaceuticals, Inc. for the year ended March 31, 2020.

/s/ Marcum llp

Marcum llp

New York, NY

July 10, 2020